                                                                   Exhibit 11.1

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                              THREE MONTHS ENDED JUNE 30, 1999
                                                                  ------------------------------------------------------
                                                                      NUMBER             PERCENT             EQUIVALENT
                                                                    OF SHARES          OUTSTANDING             SHARES
COMMON STOCK
   From Founders' Stock                                              2,300,000               100.00%           2,300,000
   Stock Options Exercised                                           1,074,725               100.00%           1,074,725
   Preferred Stock Converted to Common Stock                        15,310,943               100.00%          15,310,943
   1994 Common Stock Offerings                                      11,242,857               100.00%          11,242,857
   1995 Common Stock Offerings                                       4,323,874               100.00%           4,323,874
   1996 Common Stock Offering                                        6,000,000               100.00%           6,000,000
   Employee Stock Purchase Plan Shares Issued                          127,399                87.23%             111,124
   Warrants Exercised                                                   49,450               100.00%              49,450
                                                                  ------------                              ------------
                                                                    40,429,248                                40,412,973

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                           40,412,973

NET LOSS                                                                                                     (25,348,032)


NET LOSS PER SHARE                                                                                          $      (0.63)
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